UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2005

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2005, Standard Pacific Corp. (the “Company”), entered into an Underwriting Agreement, with the underwriters listed therein (the “Underwriters”) relating to the sale by the Company of $350,000,000 aggregate principal amount of its Senior Notes as follows: $175,000,000 principal amount of 6 1/2% Senior Notes due 2010 (the “2010 Notes”) and $175,000,000 principal amount of 7% Senior Notes due 2015 (the “2015 Notes”, and with the 2010 Notes, the “Notes”). The 2010 Notes will be issued pursuant to the ninth supplemental indenture (the “Ninth Supplemental Indenture”) to the Company’s senior debt securities indenture between the Company and J.P. Morgan Trust Company National Association, as successor in interest to Bank One Trust Company, N.A., dated as of April 1, 1999, as amended to date (the “Indenture”). The 2015 Notes will be issued pursuant to the tenth supplemental indenture to the Indenture (the “Tenth Supplemental Indenture”). The Company expects the sale of the Notes to close on August 8, 2005. Consummation of the sale of the Notes is subject to market conditions and other customary closing conditions. The Company will file with the Securities and Exchange Commission a prospectus supplement dated August 1, 2005 to the Company’s Registration Statement on Form S-3 (File No. 333-113724) relating to the offering and sale of the Notes.

The 2010 Notes, if issued, will bear interest at 6 1/2% per year and will mature on August 15, 2010. The 2015 Notes, if issued, will bear interest at 7% per year and will mature on August 15, 2015. Interest will accrue on the Notes from August 8, 2005 and will be payable semi-annually on each February 15 and August 15, commencing February 15, 2006. The Notes are unsecured general obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company not guaranteed by or otherwise an obligation of its subsidiaries. The covenant and default terms of the Notes are substantially the same as those associated with the Company’s other senior notes, except that if a series of the Notes (or both series) receive an investment grade rating by both Moody’s Investors Service, Inc. and Standard and Poor’s Ratings Service, then the Company’s obligation to comply with certain of the covenants will cease for so long as such series of the Notes continues to be rated investment grade by both such rating agencies.

The net proceeds to the Company from the sale of the Notes is expected to be approximately $346.8 million (net of expenses). The Company intends to use the net proceeds of the offering to redeem in full its 91/2% Senior Notes due 2010 and to repay all, or if the proceeds are insufficient, a portion, of the then outstanding indebtedness under its revolving credit facility. Remaining net proceeds, if any, will be used for general corporate purposes, which may include the acquisition of other homebuilding companies or their assets.

In the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with the Company, including the provision of certain advisory services and the making of loans to the Company, for which they have received customary compensation. Affiliates of each of the underwriters, other than Raymond James & Associates, Inc., are lenders under the Company’s revolving credit facility and Banc of America Securities LLC is sole lead manager and sole book manager and an affiliate of Banc of America Securities LLC is administrative agent under such facility. In addition, an affiliate of Credit Suisse First Boston LLC is a buyer under one of the Company’s mortgage warehouse facilities. Also, an affiliate of J.P. Morgan Securities Inc. is the trustee under the Company’s various indentures, including the Indenture.

The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, the Ninth Supplemental Indenture (including the form of 2010 Notes) and the Tenth Supplemental Indenture (including the form of 2015 Notes), copies of which are being filed as exhibits hereto, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated August 1, 2005, by and among the Company and the underwriters listed on the first page thereof with respect to issuance and sale of the Notes.

4.1	Ninth Supplemental Indenture, dated as of August 1, 2005, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, with form of 2010 Notes attached.

4.2	Tenth Supplemental Indenture, dated as of August 1, 2005, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, with form of 2015 Notes attached.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2005

STANDARD PACIFIC CORP.

By:	/s/ CLAY A. HALVORSEN
Name:	Clay A. Halvorsen
Its:	Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated August 1, 2005, by and among the Company and the underwriters listed on the first page thereof with respect to issuance and sale of the Notes.

4.1	Ninth Supplemental Indenture, dated as of August 1, 2005, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, with form of 2010 Notes attached.

4.2	Tenth Supplemental Indenture, dated as of August 1, 2005, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, with form of 2015 Notes attached.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

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